Exhibit T3B.86

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL/EASTGATE II, LLC

THIS MODIFICATON NO. ONE TO LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of the 31st day of January, 2001, by CBL/J II, LLC, a Delaware limited liability company (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, CBL/Eastgate II, LLC (the “Company”) was formed pursuant to that certain Limited Liability Company Agreement dated December 11, 2000 (the “Agreement”), as a limited liability company under and pursuant to the Delaware Limited Liability Company Act; and

WHEREAS, the Company acquired an interest in Eastgate Company, an Ohio general partnership (the “Partnership”), as a General Partner with said interest being a 46.1525% interest in the Partnership; and

WHEREAS, the Partnership owns a regional mall and associated community shopping center located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” and “Eastgate Crossing”; and

WHEREAS, the Member desires to modify the Agreement to clarify and correct certain references contained in the Agreement;

NOW, THEREFORE, the Member does hereby modify the Agreement as follows:

1.    The third (3rd) WHEREAS clause contained in the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

WHEREAS, the Partnership is governed by that certain Second Amended and Restated Partnership Agreement dated January 31, 2001, as amended by that certain Modification No. One to the Second Amended and Restated Partnership Agreement dated January 31, 2001.

2.    Exhibit A to the Agreement is hereby modified and amended by substituting Exhibit A attached hereto.

3.    Exhibit C to the Agreement is hereby modified and amended by substituting Exhibit C attached hereto.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

CBL/J II, LLC

By:	CBL & Associates Limited Partnership, its Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
John N. Foy

Title:	Vice Chairman and Chief
Financial Officer

EXHIBIT “A”

TO

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL/EASTGATE II, LLC

That certain regional mall and associated community shopping center, including the real estate and the improvements thereon, located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” and “Eastgate Crossing”.

EXHIBIT “C”

TO

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT OF

CBL/EASTGATE II, LLC

Managers

Chief Manager:	CBL/J II, LLC

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Elizabeth A. Anderson
Deborah F. Bell
Catherine M. Cook
Jim Crowder
June Durham
Mildred W. Hooper
Janet L. Overman
Yvette L. Wing
Stephen R. Goldstein
Richard J. Kaitz
Stephen P. Parish
Ronald I. Feldman
Jeffery V. Curry
James D. Henderson
George G. Hixson
Robert C. Ames

MODIFICATION NO. TWO TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBL/EASTGATE II, LLC

THIS MODIFICATION NO. TWO TO LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of the 30th day of November, 2004, by CBL/J II, LLC, a Delaware limited liability company (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, CBL/Eastgate II, LLC (the “Company”) is governed by that certain Limited Liability Company Agreement dated December 11, 2000 (the “Original LLC Agreement”) and that certain Modification No. One to Limited Liability Company Agreement dated January 31, 2001 (the “Modification No. One”) (collectively, the “Agreement”); and

WHEREAS, the Company owns a 46.1525% general partnership interest in Eastgate Company, an Ohio general partnership, which owns that certain regional mall and associated community shopping center, including the real estate and the improvements thereon, located in Cincinnati, Ohio, and known respectively as “Eastgate Mall” (“Eastgate Mall”) and “Eastgate Crossing” as set forth on Exhibit “A” of the Agreement; and

WHEREAS, in connection with the financing of Eastgate Mall with LaSalle Bank, National Association, Eastgate Company has contributed Eastgate Mall to CBL/Eastgate Mall, LLC, a Delaware limited liability company (“CBL/Eastgate”), in exchange for one hundred percent (100%) membership interest in CBL/Eastgate; and

WHEREAS, the Member desires to modify the Agreement to memorialize the change in the assets owned by Eastgate Company as set forth on Exhibit “A” thereto as a result of the above-referenced contribution of Eastgate Mall to CBL/Eastgate and to remove the references contained in the Agreement regarding the property owned by Eastgate Company.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.    The second (2nd), third (3rd) and fourth (4th) WHEREAS clauses contained in the Original LLC Agreement and as modified in the Modification No. One are hereby deleted in their entirety.

2.    Exhibit “A” in the Agreement is hereby deleted in its entirety.

3.    The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety.

4.    Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL/J II, LLC

By:	CBL & Associates Limited partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
John N. Foy, Vice Chairman of the Board and Chief Financial Officer